UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2014

Smoky Market Foods, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52180	20-4748589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1511 E. 2nd St.
Webster City, IA	50595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(515) 724-7976

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant .

Previous Independent Accountant

On May 15, 2014, the Board of Directors of Smoky Market Foods, Inc. (the “Company”) accepted the resignation of Silberstein Ungar, PLLC (“Silberstein Ungar”) as its independent accountant and immediately began its search for a new independent accounting firm.

The accounting work performed for the Company by Silberstein Ungar was limited to only review of the Company’s quarterly 10Q flings for the first, second and third quarterly periods of 2012. There was no accounting or audit work performed by Silberstein Ungar relative to the Company’s annual financial report for the year 2011.

The resignation letter received by the Company from Silberstein Ungar stated “the auditing firm had no disagreements with Company management over accounting issues or accounting policies.” A copy of such letter, dated May 15, 2014, is filed as Exhibit 16.1 to this Current Report.

Engagement of New Independent Accountant

On May 28, 2014, our Board of Directors approved the immediate engagement of M&K CPAS, PLLC (“M&K CPAS”) as the independent accountant of the Company. The Company has engaged M&K CPAS effective May 29, 2014 to perform accounting work relative to its financial statement reports for years 2012 and 2013.

The Company did not consult with M&K CPAS during the year ended December 31, 2011 and through May 28, 2014, on any matter that was the subject of any disagreement or any reportable event as defined in Regulation S-K Item 304(a)(1)(iv) and Regulation S-K Item 304(a)(1)(v), respectively, or on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, relating to which either a written report was provided to the Company or oral advice was provided that the Company concluded was an important factor considered in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Silberstein Ungar, dated May 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smoky Market Foods, Inc.

Dated: May 30, 2014	By:	/s/ Edward Feintech
Edward Feintech, Chief Executive Officer